EXHIBIT 10.2
------------


                           Letter Agreement


                                       September 10, 1987


The Walt Disney Company
500 South Buena Vista Street
Burbank, California  91521


Re:  Purchase of Assets of
     Arvida Corporation and Subsidiaries
     -----------------------------------

Gentlemen:

     Please refer to that certain agreement dated January 29, 1987 by and between The Walt Disney Company, a Delaware corporation ("Disney"), and Arvida Acquisition Associates, Ltd., an Illinois limited partnership, providing for, among other things, the sale and purchase of assets of Arvida Corporation and its subsidiaries, as supplemented by that certain letter agreement captioned "Supplemental Letter" dated as of January 29, 1987 (such agreement as so supplemented being herein called the "Agreement"). Disney and the undersigned Arvida/JMB Partners, L.P. (which together with its permitted assignees will be herein called "Buyer") are the holders of the rights and obligations of Disney and Arvida Acquisition Associates, Ltd., respectively, under the Agreement.

     This letter agreement and the exhibits attached hereto and incorporated herein ("Exhibits") confirm certain agreements pertaining to the Agreement and the transactions therein provided. The capitalized terms used in this letter agreement and the Exhibits have the meanings ascribed to such terms in the Agreement except as otherwise herein provided. As amended by this letter agreement, the Agreement and each term and provision thereof are hereby affirmed.

     1. The Agreement, as amended by this letter agreement, shall constitute the "Definitive Agreement" referred to in paragraph 7 of the Agreement.

The Walt Disney Company
September 10, 1987
Page 2




     2. The dollar amount in the second line of paragraph 2 of the Agreement is hereby changed from $445,000,000 to $404,000,000; said sum of $404,000,000 takes into account (a) the mortgages and deeds of trust described in Exhibit "A", hereunto annexed and made a part hereof (not including, however, any mortgages or deeds of trust described in said Exhibit "A" which constitute Notes and Mortgages referred to in paragraph 3C of the Agreement), and (b) the Red Book Reduction.

     3. The parties hereby agree as set forth in Exhibit "B" hereunto annexed and made a part hereof with respect to the intercompany receivable therein described. Subject to the provisions of said Exhibit "B", all intercompany accounts will be satisfied at or prior to closing hereunder.

     4. No costs or expenses relating to the proposed master limited partnership (which proposal was terminated by Disney at or about the time of execution of the Agreement) will be borne by Arvida or any of its subsidiaries or be included in the closing costs (the same instead being borne by Disney), except that the expenses Listed on Exhibit "C", hereunto annexed and made a part hereof, shall be included in the costs of closing under paragraph 9 of the Agreement.

     5. The term "Financial Services Assets" as used in the Agreement shall be deemed to mean the assets of "Financial Services" (which in turn shall be deemed to mean Arvida Disney Financial Services, Inc., a subsidiary of Arvida Disney Corporation, and all subsidiaries thereof, including without limitation Arvida Mortgage Company).

     6. Neither Disney nor Arvida nor any subsidiary or affiliate of either nor any successor or assign of the same (except for (i) Buyer, (ii) the subsidiaries of Arvida the stock in which is transferred to Buyer, and
(iii) their respective successors and assigns), including, but not limited to, any

The Walt Disney Company
September 10, 1987
Page 3




transferee of the Financial Services Assets, will have any right to use the name "Arvida", whether alone or in combination with any other word or phrase, at any time or times after the Closing Date, except as set forth in Exhibit "D", hereunto annexed and made a part hereof (all such right of Disney, Arvida and such subsidiaries and affiliates being transferred hereunder to Buyer). In addition, pursuant to paragraph 19 of the Agreement, Disney shall take or cause to be taken all action reasonably necessary to facilitate the use of the name "Arvida" (whether alone or in combination with other words or phrases) by Buyer.

     7.    (a)   No interest will accrue or be payable under the Purchase
Price Note prior to October 1, 1987. The Purchase Price Mote will be in the form of Exhibit "E", hereunto annexed and made a part hereof.

           (b)   In lieu of the Disney Revolver referred to in paragraph
3B of the Agreement, Buyer will deliver at closing a promissory note ("PR Note") in the aggregate principal amount of $143,200,000 in form of Exhibit "F", hereunto annexed and made a part hereof. Interest thereunder will commence accruing as of the Closing Date at the rate of 8% per annum. The DR Note will evidence $143,200,000 of the purchase price. The entire principal and any unpaid interest under the DR Note will be payable on December 15, 1987. Principal shall be prepayable in whole or in part at any time after September 30, 1987 without interest or other penalty at any time or times. As aforesaid, the DR Note will be in lieu of the Disney Revolver, and therefore, there will be no Disney Revolver.

           (c)   that portion of the purchase price equal to the excess of
(i) the "Bank Debt", over (ii) $131,300,000, will be paid pursuant to the provisions of promissory notes (collectively "BD Note") in the form of Exhibit "G", hereunto annexed and made a part hereof. Interest thereunder will

The Walt Disney Company
September 10, 1987
Page 4




commence accruing as of the Closing Date at the rate of 8% per annum. The entire principal and unpaid interest under the BD Note will be payable on October 1, 1987. Principal will not be payable prior to maturity. Notwithstanding any other provision of the Agreement, Buyer will not assume or be subject to the Bank Debt or any portion thereof, and neither Buyer nor the Transferred Assets will be subject to the same (Disney agreeing to cause the same to be discharged at or before the time or times due). As used herein, "Bank Debt" means the unpaid balance as of the Closing Date under (A) the subordinated note to Disney in the amount of $120,000,000, and (B) the $100,000,000 revolving credit agreement with a group of banks led by Bankers Trust Company.

           (d) The guaranty by JMB referred to in the Agreement will be in the form of Exhibit "G-l", hereunto annexed and made a part hereof, which will be executed and delivered by the parties thereto on the Closing Date.

     8.    (a)   The Closing Date shall be September 10, 1987.  The
parties agree that the conditions to Buyer's obligation to close the sale and purchase shall be the matters set forth in paragraph 7B of the Agreement. The closing of the transaction will constitute a waiver by each party of the conditions to its obligation to close the same, but will not constitute a waiver by either party of any of the covenants or warranties of the other party made under or in connection with the Agreement, as amended by this letter agreement, or any instrument or agreement delivered in connection with the same, or of any default by either party thereunder, whether or not such covenant or warranty also constituted a condition to such party's obligation to close as aforesaid. Therefore, the closing of the transaction will not preclude either party from recovering damages for breach but will preclude either party from rescinding the sale by reason of non-fulfillment of conditions.

The Walt Disney Company
September 10, 1987
Page 5




           (b) The transfers to be made at closing will be made to the entities and by the method described in Exhibit "H", hereunto annexed and made a part hereof. In this connection, while the obligation of Disney is to cause to be sold to Buyer the Transferred Assets, and the obligation of Buyer is to purchase the Transferred Assets, the parties have elected to accomplish certain of such sales and purchases by transferring certain partnership interests or stock in corporations owning such Transferred Assets as more particularly set forth in said Exhibit "H". However, in connection with such transactions. Buyer will acquire the same assets and liabilities that would have been acquired by Buyer if all the Transferred Assets and all the liabilities provided in the Agreement (as amended by this letter agreement) to be acquired by Buyer had been transferred directly to Buyer by Arvida and its subsidiaries rather than by transfer of stock and partnership interests as set forth in said Exhibit "H" (although Buyer recognizes that the different method of transfer may have a different tax effect than a direct transfer of Transferred Assets and liabilities).

           (c) The parties agree to meet within 90 days after the Closing Date to attempt to settle in good faith such post-closing adjustments as may be necessary.

     9. Disney hereby represents and warrants to Buyer each of the matters referred to in paragraph 7A of the Agreement. The parties intend that such matters be construed and interpreted as usually understood by persons in the profession or business of asset acquisition and disposition of companies of like size and character to Arvida. In addition, Disney hereby represents and warrants to Buyer as set forth in Exhibit "I" hereunto annexed and made a part hereof with respect to the title to certain assets. The warranties having a time limit on survival will be those other than (a) ownership of tangible and intangible personal property (including stock and partnership

The Walt Disney Company
September 10, 1987
Page 6




interests) and (b) organization and authority. Such time limits will be two years after the Closing Date except that, with respect to the warranty in Exhibit "I" hereof, such time limit will be one year after the Closing Date. Buyer must either give written notice of its claim or commence suit with respect to the same before the expiration of the applicable time limit or else the right of recovery with respect to such claim will terminate on the expiration of such time limit.

     Buyer hereby represents and warrants to Disney (without time limit as to survival) the customary representations and warranties concerning organization and authority (the same to be construed and interpreted as usually understood by persons in the profession or business of asset acquisitions and disposition of companies of like size and character to Arvida).

     Each party represents and warrants to the other (without time limit as to survival) that it has the full right and authority to enter into and perform this letter agreement and the agreements and instruments being executed simultaneously herewith and that the persons executing this letter agreement and the agreements and instruments being executed simultaneously herewith on behalf of a party are duly authorized to do so and this letter agreement and the agreements and instruments being executed simultaneously herewith are binding on such party.

     10. Disney hereby agrees to indemnify, defend and hold harmless Buyer from and against any and all claims and liabilities referred to in paragraph 7C of the Agreement, such indemnity to include Buyer's costs and expenses, including but not limited to reasonable attorneys' fees. To the extent the particular matter covered by such indemnification is not required to be administered pursuant to Exhibit "N-2" hereof (Claims Pool) then the same shall be administered in accordance with the following:
Disney and Buyer agree to cooperate in the defense of claims covered by such indemnification; Disney and Buyer will keep each other notified as to matters pertaining to

The Walt Disney Company
September 10, 1987
Page 7




such claims and will cooperate in selecting counsel; if Disney wrongfully declines to assume defense of any such claim or liability, then the Buyer may administer the same and amounts spent by Buyer on such defense, including settling or discharging claims, costs and attorneys' fees, will conclusively establish the amount of Disney's liability to Buyer with respect to such claim or liability.

     11. The assets to be eliminated from the Transferred Assets under paragraph 8 of the Agreement, and the reduction in the purchase price as a result of such elimination shall be as set forth in Exhibit "J", hereunto annexed and made a part hereof.

     12. The right of first offer referred to in paragraph 10 of the Agreement shall be as set forth in Exhibit "L", hereunto annexed and made a part hereof.

     13. If the sale of the Transferred Assets to Buyer hereunder shall be consummated, then, in addition to the obligations and liabilities assumed by Buyer pursuant to the Agreement, Buyer shall assume or be subject to only the contractual obligations and liabilities accruing after the Closing Date under the following contracts, agreements, leases, rights and interests ("Contracts") included in the Transferred Assets, which obligations and liabilities are not covered by an indemnification of Disney to Buyer and are not inconsistent with any representation and warranty of
Disney:

           (1) those listed in Exhibit "M", hereunto annexed and made a part hereof; and

           (2) those as to which all of the following shall be true: (a) the same is not in material default as of the Closing Date; (b) the same was entered into in the ordinary course of business; and (c) the same does not involve a potential liability in excess of $50,000.

The Walt Disney Company
September 10, 1987
Page 8




Disney represents and warrants to Buyer that neither Arvida nor any affiliate of Arvida is or on the Closing Date will be in material default under any of the Contracts. The provisions in paragraph 9 hereof respecting time limit on survival shall be applicable to the foregoing representation and warranty. Nothing herein contained shall be deemed to effect a waiver by Buyer of the benefit of any limitation on liability contained in or pertaining to any of the Contracts, the parties agreeing that Buyer shall have the benefit of any limitation on liability under the Contracts provided by law or in any contract, agreement or instrument.

     14. Paragraph 4B of the Agreement is hereby amended by deleting "$3,500,000" in the final line thereof and substituting therefor
"$2,943,000."

     15. In addition to the foregoing, the parties hereby make the additional agreements set forth in Exhibits N-l - N-12, hereunto annexed and made a part hereof.

     16. Certain forms of agreement annexed as Exhibits hereto will be executed and delivered by the parties thereto on the Closing Date (and Disney shall cause any other party thereto that is an affiliate of Disney to execute and deliver the same and Buyer shall cause any other party thereto that is an affiliate of Buyer to execute and deliver the same).

The Walt Disney Company
September 10, 1987
Page 9




     If this letter accurately sets forth our agreement, then please so indicate by signing a copy of the same at the place indicated below and return the same to the undersigned.


                            Yours very truly,

                            ARVIDA/JMB PARTNERS, L.P.,
                            a Delaware limited partnership


                            By:   Arvida/JMB Managers, Inc.,
                                  an Illinois corporation
                                  General Partner


                                  By:  [ executed signature ]
                                       -------------------------
                                       Vice President


                            JMB REALTY CORPORATION,
                            a Delaware corporation



                            By:   [ executed signature ]
                                  -------------------------------
                                  Senior Vice President




ACCEPTED AND AGREED TO AS OF
THIS 10TH DAY OF SEPTEMBER, 1987

THE WALT DISNEY COMPANY

BY:  [ executed signature ]
     -------------------------
     Vice President